CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated March 31, 2006 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 367 as of January 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

       We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                         GRANT THORNTON LLP



New York, New York
May 24, 2006